Exhibit 99.1

HEPION PHARMACEUTICALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheet as of January 31, 2025

January 31, 2025
Assets
Current assets:
Cash	$5,362,641
Prepaid expenses	1,142,329
Total current assets	6,504,970
Total assets	$6,504,970

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$220,202
Notes payable, current	—
Total current liabilities	220,202
Deferred tax liability	—
Derivative financial instruments—warrants	333,189
Total liabilities	553,391
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, stated value $10 per share, 85,581 shares issued and outstanding at December 31, 2024 and 2023, respectively.	855,808
Series C convertible preferred stock, stated value $1,000 per share, 1,688shares issued and outstanding at December 31, 2024 and 2023, respectively.	839,320
Common stock—$0.0001 par value per share; 120,000,000 shares authorized, 34,650,681, shares issued and outstanding at January 31, 2025.	663
Additional paid-in capital	242,271,332
Accumulated other comprehensive loss	8,345
Accumulated deficit	(238,023,889)
Total stockholders’ equity	5,951,579
Total liabilities and stockholders’ equity	$6,504,970